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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-38079, 333-49295, 333-49433, 333-60785,
333-61474, 333-62748, 333-65735, 333-65793, 333-72681, 333-80735, and 333-86797)
and Form S-8 (Nos. 333-20329, 333-68520, 333-79623) of Prentiss Properties Trust of our report dated February 6, 2002, except as to Note 23, for which the date is March 7, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the caption "Selected Financial Data" in such Form 10-K.




/s/ PricewaterhouseCoopers LLP


Dallas, Texas
March 25, 2002